                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           American Healthcorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AMERICAN HEALTHCORP LOGO
                          One Burton Hills Boulevard
                          Nashville, Tennessee 37215

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Healthcorp, Inc.:

     The Annual Meeting of Stockholders of American Healthcorp, Inc., a Delaware corporation (the "Company"), will be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, at 9:00 a.m., local time, on Wednesday, January 21, 1998 for the following purposes:

     (1) To elect two (2) directors, to hold office for a term of three (3) years or until their successors have been elected and qualified;

     (2) To amend the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of the Company's common stock, $.001 par value, available for grant under the 1996 Plan by 350,000 shares; and

     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this Notice are being mailed to stockholders on or about December 17, 1997. Only stockholders of record at the close of business on November 25, 1997 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

                                            By Order of the Board of Directors

                                            /s/ THOMAS G. CIGARRAN
                                            Thomas G. Cigarran

                                            Chairman
December 17, 1997

                           AMERICAN HEALTHCORP, INC.
                           One Burton Hills Boulevard
                           Nashville, Tennessee 37215

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, JANUARY 21, 1998

     The enclosed proxy is solicited by the Board of Directors on behalf of American Healthcorp, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, January 21, 1998, at 9:00 a.m., local time, at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, and at all adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Copies of the proxy, this Proxy Statement and the attached Notice are being sent to stockholders on or about December 17, 1997.

     Proxies may be solicited by the Company's officers or employees personally or by mail, telephone or telegraph. All costs of this solicitation will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares represented by such proxies will be voted FOR the election of the director nominees set forth under Proposal No. 1 and FOR the amendment to the 1996 Stock Incentive Plan set forth under Proposal No. 2. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

     A proxy may be revoked by a stockholder at any time before its exercise by attending the meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date.

     Each share of the Company's common stock, $.001 par value (the "Common Stock") issued and outstanding on the record date, November 25, 1997, will be entitled to one vote on all matters to come before the meeting. Cumulative voting is not permitted. As of November 25, 1997, there were outstanding 8,061,624 shares of Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the "Commission")) of more than five percent (5%) of the Company's Common Stock, its only voting security, and with respect to the beneficial ownership of the Company's Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. The information set forth below is based on ownership information received by the Company as of November 11, 1997. Unless specified otherwise, the shares indicated are presently outstanding, and each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                               AMOUNT OF
                                                              COMMON STOCK      PERCENT OF
                      NAME AND ADDRESS                        BENEFICIALLY      OUTSTANDING
                    OF BENEFICIAL OWNER                         OWNED(1)      COMMON STOCK(1)
                    -------------------                       ------------    ---------------
Waddell & Reed, Inc.........................................     817,500(2)        10.14%
  6300 Lamar Avenue
  Post Office Box 29217
  Shawnee Mission, Kansas 66201-9217
Thomas G. Cigarran****......................................     795,540(3)         9.65
  One Burton Hills Blvd.
  Nashville, TN 37215
Henry D. Herr****...........................................     474,649(4)         5.82
  One Burton Hills Blvd.
  Nashville, TN 37215
Equitable Asset Management..................................     441,950(5)         5.48
  3495 Piedmont Rd., Ste. 810
  Atlanta, GA 30305
James A. Deal***............................................     433,297(6)         5.29
Robert E. Stone***..........................................     303,825(7)         3.73
William C. O'Neil, Jr.**....................................     144,140(8)         1.79
Martin J. Koldyke**.........................................      69,541(9)            *
David A. Sidlowe***.........................................      57,015(10)           *
C. Warren Neel**............................................      15,331(11)           *
Frank A. Ehmann**...........................................      13,981(12)           *
All directors and executive officers as a
  group (9 persons).........................................   2,307,319(13)       26.73

---------------
   * Indicates ownership of less than one percent of the Company's outstanding Common Stock.
  ** Director of the Company
 *** Named Executive Officer
**** Director and Named Executive Officer
 (1) Pursuant to the rules of the Commission, certain shares of the Company's Common Stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options held by the other directors and executive officers of the Company which are exercisable within 60 days of the record date hereof, are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.
 (2) Information with respect to stock ownership is based upon the Form 13F dated June 30, 1997 filed with the Commission.
 (3) Includes 183,087 shares issuable upon the exercise of outstanding options.
 (4) Includes 7,225 shares owned by Mr. Herr's daughter and 94,095 shares issuable upon the exercise of outstanding options.
 (5) Information with respect to stock ownership is based upon the Form 13F dated June 30, 1997 filed with the Commission.
 (6) Includes 11,819 shares owned by Mr. Deal's children and 130,403 shares issuable upon the exercise of outstanding options.
 (7) Includes 84,893 shares issuable upon the exercise of outstanding options.
 (8) Includes 7,500 shares issuable upon the exercise of outstanding options.
 (9) Includes 3,438 shares owned by an affiliate of Mr. Koldyke. Also includes 7,500 shares issuable upon the exercise of outstanding options held by Mr. Koldyke.
(10) Includes 2,140 shares owned by Mr. Sidlowe's children and 40,425 shares issuable upon the exercise of outstanding options.
(11) Includes 12,000 shares issuable upon the exercise of outstanding options.
(12) Includes 12,000 shares issuable upon the exercise of outstanding options.
(13) Includes 571,903 shares issuable upon the exercise of outstanding options.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for a staggered Board of Directors. Each director serves a three-year term and until his successor is elected and qualified. The two directors to be elected at the 1998 Annual Meeting will serve until the Annual Meeting of Stockholders in 2001 (the "Class I" directors), two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 1999 (the "Class II" directors), and two directors currently serving on the Board will continue to serve until the Annual Meeting of Stockholders in 2000 (the "Class III" directors).

     Unless contrary instructions are received, shares of voting securities of the Company represented by duly executed proxies will be voted in favor of the election of the nominees named below. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose. The Board of Directors has no reason to expect that the nominees will be unable to serve, and therefore, at this time does not have any substitute nominees under consideration.

     A nominee for election must receive a plurality of the votes cast to be elected as a director. Stockholders have no right to vote cumulatively for directors, but rather each stockholder shall have one vote for each share of Common Stock held by such stockholder for each director.

     The following persons are the nominees for election to serve as Class I directors. Both nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below.

                                  CLASS OF
                                 DIRECTOR;
                               ANNUAL MEETING
                                  AT WHICH
      NAME OF DIRECTOR        TERM WILL EXPIRE                  BACKGROUND INFORMATION
      ----------------        ----------------                  ----------------------
Frank A. Ehmann                   I; 2001       Mr. Ehmann, 63, has been a director of the Company
                                                  since September 1991. Mr. Ehmann was a partner of
                                                  RCS Health Care Partners Ltd., an affiliate of
                                                  Robertson Stephens Co., from 1990 to 1994. From 1987
                                                  to 1989, he was President and Chief Operating
                                                  Officer of United Stationers, Inc. He served as
                                                  President and Co-Chief Operating Officer of
                                                  Baxter-Travenol Laboratories, Inc. from 1986 to
                                                  1987, and as President and Chief Operating Officer
                                                  of American Hospital Supply Corporation in 1985,
                                                  when it merged with Baxter-Travenol. Mr. Ehmann also
                                                  serves as a director of Kinetic Concepts, Inc., SPX
                                                  Corp and AHA Investment Funds.

William C. O'Neil, Jr.            I; 2001       Mr. O'Neil, 63, has served as a director of the
                                                  Company since 1985. Mr. O'Neil is the founder,
                                                  Chairman, President and Chief Executive Officer of
                                                  ClinTrials Research, Inc., a pharmaceutical clinical
                                                  research services company. Prior thereto, Mr. O'Neil
                                                  was Chairman, President and Chief Executive Officer
                                                  of International Clinical Laboratories, Inc., a
                                                  national laboratory testing company. Mr. O'Neil is
                                                  also a Director of Atrix Laboratories, Inc.,
                                                  Advocat, Inc., Sigma Aldrich Corporation and Central
                                                  Parking Corporation.

     The following four persons currently are members of the Board of Directors and will continue in their present positions after the Annual Meeting. The following persons are not nominees, and stockholders are not being asked to vote for them. Certain information relating to the following persons has been furnished to the Company by the individuals named.

                                 CLASS OF
                                DIRECTOR;
                              ANNUAL MEETING
                                 AT WHICH
      NAME OF DIRECTOR         TERM EXPIRES                   BACKGROUND INFORMATION
      ----------------        --------------                  ----------------------

Thomas G. Cigarran               II; 1999     Mr. Cigarran, 55, has served as Chairman, President
                                                and Chief Executive Officer of the Company since
                                                September 1988 and as a director since 1981. Mr.
                                                Cigarran also is Chairman of AmSurg Corp.
                                                ("AmSurg"). Mr. Cigarran served as President and
                                                Chief Operating Officer of the Company from its
                                                founding in September 1981 until September 1988. Mr.
                                                Cigarran is also a director of ClinTrials Research,
                                                Inc.

Dr. C. Warren Neel               II; 1999     Dr. Neel, 58, has been a director since October 1991.
                                                Since 1977, Dr. Neel has served as Dean of the
                                                College of Business Administration at The University
                                                of Tennessee in Knoxville. Dr. Neel is also a
                                                director of Proffitt's, Inc., O'Charley's, Inc. and
                                                Clayton Homes, Inc.

Henry D. Herr                   III; 2000     Mr. Herr, 51, has served as Executive Vice President
                                                of Finance and Administration and Chief Financial
                                                Officer of the Company since February 1986 and as a
                                                director since 1988. Mr. Herr also is a director of
                                                AmSurg. Mr. Herr served as Senior Vice President of
                                                Finance and Administration and Chief Financial
                                                Officer of the Company from its founding in
                                                September 1981 until February 1986.

Martin J. Koldyke               III; 2000     Mr. Koldyke, 65, has been a director since 1981. Mr.
                                                Koldyke has been a general partner of Frontenac
                                                Company, a venture capital management partnership,
                                                since 1971. Mr. Koldyke also is a director of Rand
                                                McNally & Company and GenDerm Corporation, Inc., a
                                                former Chairman of the Illinois Health Finance
                                                Authority, a Trustee of WTTW Channel 11, Chicago, a
                                                Trustee of Northwestern University, a Trustee of the
                                                Brookings Institution and Chairman Emeritus of the
                                                Golden Apple Foundation for Excellence in Teaching.

     The Board of Directors of the Company held five meetings during the fiscal year ended August 31, 1997. The Board of Directors has Nominating, Audit and Compensation Committees. The Audit Committee is comprised of Messrs. Ehmann, Koldyke, O'Neil and Dr. Neel. The Audit Committee meets with the Company's independent auditors to review the Company's consolidated financial statements. It is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The Audit Committee held one meeting during fiscal 1997.

     The Compensation Committee is responsible for the periodic review of management's compensation and administration of the Company's compensation plans. The Compensation Committee consists of Messrs. Ehmann, Koldyke and Dr. Neel. The Compensation Committee held three meetings during fiscal 1997.

     The Nominating Committee consists of Messrs. Cigarran, O'Neil and Dr. Neel. The Nominating Committee recommends to the Board of Directors nominees for election to the Board. The Nominating Committee will consider nominees recommended by the Company's stockholders provided such proposed nominations are submitted to the Company in the manner and within the time limits for stockholder proposals as set forth on page 23 of this Proxy Statement. The Nominating Committee held one meeting during fiscal 1997.

     Each of the incumbent directors of the Company attended at least 75% of the aggregate of the total number of meetings held during fiscal 1997 by the Board of Directors and any committees.

                             EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years 1997, 1996 and 1995 for the Company's Chief Executive Officer and the persons who, at the end of fiscal 1997, were the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------
                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                      ANNUAL COMPENSATION           AWARDS
                                                    -----------------------      ------------         ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR      SALARY($)      BONUS($)       OPTIONS(#)       COMPENSATION(1)
------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran....................    1997      $295,000       $     0          25,000             $45,761(2)
  Chairman of the Board, President,       1996       286,250       100,188          25,000              22,168
  Chief Executive Officer                 1995       275,250        96,338          22,000              52,604
Henry D. Herr.........................    1997       242,000             0          15,000              36,009(3)
  Executive Vice President -- Finance
  and                                     1996       235,200        82,320          12,500              17,685
  Administration, Chief Financial
  Officer,                                1995       226,160        79,156          12,500              41,064
  Secretary
James A. Deal.........................    1997       231,000             0          12,500              33,807(4)
  Executive Vice President, President
  of                                      1996       224,500        76,965          17,500              17,585
  Diabetes Treatment Centers of
  America,                                1995       215,880        75,558          10,000              41,067
  Inc. ("DTCA")
Robert E. Stone.......................    1997       180,000             0          12,500              30,112(5)
  Vice President, Executive Vice          1996       163,800        56,203          12,500              16,716
  President of DTCA                       1995       157,540        55,139          10,000              32,605
David A. Sidlowe......................    1997       125,000             0           4,500              19,400(6)
  Vice President, Controller              1996       120,400        31,304           4,500              10,696
                                          1995       115,750        31,253               0              22,632
------------------------------------------------------------------------------------------------------------------

(1) Includes $3,600 per year automobile allowance for each Named Executive Officer.
(2) Includes $32,366 contributed by the Company to the Company's Corporate and Subsidiary Officer Capital Accumulation Plan (the "Capital Accumulation Plan"), $4,940 contributed by the Company to the Company's Retirement Savings Plan (the "401(k) Plan") and $4,855 in life insurance premiums paid by the Company on behalf of Mr. Cigarran.
(3) Includes $25,579 contributed by the Company to the Capital Accumulation Plan, $4,940 contributed by the Company to the 401(k) Plan and $1,890 in life insurance premiums paid by the Company on behalf of Mr. Herr.
(4) Includes $22,932 contributed by the Company to the Capital Accumulation Plan, $4,940 contributed by the Company to the 401(k) Plan and $2,335 in life insurance premiums paid by the Company on behalf of Mr. Deal.
(5) Includes $17,502 contributed by the Company to the Capital Accumulation Plan and $4,940 contributed by the Company to the 401(k) Plan and $4,070 in life insurance premiums paid by the Company on behalf of Mr. Stone.
(6) Includes $11,900 contributed by the Company to the Capital Accumulation Plan and $3,900 contributed by the Company to the 401(k) Plan on behalf of Mr. Sidlowe.

                              OPTION GRANTS TABLE

     The following table provides information as to options granted to the Named Executive Officers during fiscal 1997. No separate stock appreciation rights ("SARS") were granted during fiscal 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                                                                      STOCK PRICE
                                                                                                    APPRECIATION FOR
                                                                                                      OPTION TERM
----------------------------------------------------------------------------------------------------------------------
                                                      % OF TOTAL
                                                       OPTIONS
                                        OPTIONS       GRANTED TO     EXERCISE OR
                                       GRANTED(1)    EMPLOYEES IN    BASE PRICE     EXPIRATION
                NAME                      (#)        FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
  --------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran...................    25,000         20.28%         $10.70        10/16/06     $168,229    $426,326
Henry D. Herr........................    15,000         12.17           10.70        10/16/06      100,938     255,796
James A. Deal........................    12,500         10.14           10.70        10/16/06       84,115     213,163
Robert E. Stone......................    12,500         10.14           10.70        10/16/06       84,115     213,163
David A. Sidlowe.....................     4,500          3.65           10.70        10/16/06       30,281      76,739
----------------------------------------------------------------------------------------------------------------------

(1) All options granted to the Named Executive Officers generally vest at the rate of 25% per year over a four year period beginning on the date of the grant. If there is a change in control or a potential change in control (as defined in the 1996 Stock Incentive Plan (the "1996 Plan")), any stock options which are not then exercisable, in the discretion of the Board, may become fully exercisable and vested, and stock options will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information as to options exercised by the Named Executive Officers during fiscal 1997. None of the Named Executive Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of the record date. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options and the year-end price of the Company's Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED
                                                                       OPTIONS AT FISCAL             VALUE OF UNEXERCISED
                                                                          YEAR-END(#)                    IN-THE-MONEY
                                                                  ----------------------------        OPTIONS AT FISCAL
                                        SHARES                                                           YEAR-END($)
                                      ACQUIRED ON      VALUE                                     ----------------------------
                NAME                  EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
     ------------------------------------------------------------------------------------------------------------------------
Thomas G. Cigarran..................         0              0        103,337        54,750         $101,840       $141,094
Henry D. Herr.......................         0              0         63,420        30,625          139,375         74,516
James A. Deal.......................         0              0         79,778        30,625          243,695         86,178
Robert E. Stone.....................         0              0         48,018        26,875          162,665         68,609
David A. Sidlowe....................         0              0         26,925         9,000          110,702         23,569
-----------------------------------------------------------------------------------------------------------------------------

DIRECTORS COMPENSATION

     Directors who are officers or employees of the Company receive no compensation, as such, for serving as members of the Board. Directors who are not officers or employees of the Company ("Outside Directors") receive (i) a $10,000 annual cash retainer; and (ii) pursuant to the 1996 Plan, a restricted stock award of that number of shares of Common Stock with a fair market value (as defined in the 1996 Plan) of $10,000, which are awarded on the date of each Annual Meeting of Stockholders. The dollar value of the annual restricted stock award to Outside Directors will be adjusted annually by the percentage change from the previous year in the Consumer Price Index, Urban Wage Earners and Clerical Workers (1982-1984=100), All Cities Average (the "Consumer Price Index"); provided, however, the annual increase shall in no event be more than 6%. The Company may also grant options to Outside Directors pursuant to the Discretionary Stock Option Plan for Outside Directors; no such grants were made during fiscal 1997.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with all of its executive officers. The employment agreements, as amended and restated (the "Agreements"), with Messrs. Cigarran, Herr, Deal and Stone currently expire in August 2000, but contain a provision that automatically extends the term for one year on each successive anniversary date of the Agreements (so that the term on such anniversary date will always be three years) unless canceled by the Company. In addition, the Agreements are renewable for an additional five years at each executive's option upon the acquisition (as defined in the Agreements) of the Company by another entity and provide that upon such an acquisition the executive may resign and receive up to 30 months of his base salary in a lump-sum payment. The Agreements provide that if the Company elects not to extend the executive's employment or to otherwise terminate the executive without just cause as defined in the Agreements, the executive will receive his base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of the greater of two years or the remaining term of the respective Agreement. The Agreements also provide for certain payments upon disability of the executive and require the Company to purchase a term life insurance policy on each executive's life in a minimum amount of $500,000 which is payable to the executive's estate or beneficiaries upon his death. The Agreements contain restrictive provisions relating to the use of confidential information and competing against the Company within one year after termination of the executive's employment. The Agreements expire in all respects on the date the executive becomes 65 years of age.

     The Company's employment agreement with David A. Sidlowe, the Company's Vice President and Controller, currently expires in June 1999, but contains a provision that automatically extends the term for one year on the first and each successive anniversary date of the agreement unless canceled by the Company. The agreement provides that if the Company elects not to extend Mr. Sidlowe's employment, he will be considered to have been terminated without just cause and will receive his base salary, reduced by any salary earned from another employer, plus certain benefits for the remaining term of the agreement.

COMPENSATION COMMITTEE REPORT

     Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its stockholders.

  Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that the primary objectives of the Company's executive compensation policies should be:

    - to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with the Company's annual budget, financial objectives and operating performance;

    - to provide appropriate incentives for executives to work towards the achievement of the Company's annual financial performance and business goals based on the Company's annual budget; and

    - to more closely align the interests of executives with those of stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of non-qualified stock options or other equity-based long-term incentive compensation.

     The Compensation Committee believes that the Company's executive compensation policies should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget and its position within the health care services industry, as well as the compensation policies of similar companies in the health care services business. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In reviewing the comparability of the Company's executive compensation policies, the Compensation Committee reviews executive compensation for other comparable companies. Some of the comparable companies the Compensation Committee reviews are included among the Composite Group used in the Performance Graph presented in this proxy statement, but in light of factors that are unique to the Company, the Compensation Committee believes that, while the Company competes generally with such other health care service companies, the position of Diabetes Treatment Centers of America, Inc., the Company's wholly-owned subsidiary ("DTCA"), as the leading provider of diabetes treatment services in the United States, DTCA's development of unique diabetes population management products for managed care payors and the Company's direct involvement through its majority-owned subsidiary, AmSurg, in the development of a relatively new method of delivery for certain surgical procedures, provide unique circumstances, and these differences are important factors which the Compensation Committee expects to consider in determining executive compensation and in analyzing comparable financial performance.

     The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

  Compensation of Executive Officers

     The Compensation Committee believes that the compensation of executive officers should be comprised of base compensation, annual incentive compensation and intermediate and long-term incentive compensation and has applied the policies described herein to fiscal 1997 compensation for executive officers as described below.

     Base Compensation. Base compensation for executive officers of the Company is based on the terms of employment agreements between the Company and the executives. These agreements provide for a minimum base salary adjusted for increases in the Consumer Price Index and such other increases as the Compensation Committee shall determine to be appropriate. In determining whether an increase in base compensation for the executive officers was appropriate for fiscal 1997, the Compensation Committee reviewed recommendations of management and consulted with the Chief Executive Officer. The Compensation Committee subjectively determined on the basis of discussions with the Chief Executive Officer, its experience in business generally and with the Company specifically what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive and the performance of the Company. As a result of this review, the Compensation Committee awarded increases in the annual base compensation for executive officers in fiscal 1997 ranging from 2.9% to 9.9%. The minimum increase mandated by the employment agreements with the executive officers was 2.9%. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which it applied in reaching its base compensation decisions.

     Annual Incentive Compensation. The Compensation Committee considers that compensation should be mainly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses awarded under the Annual Incentive Compensation plan under which cash awards can be granted to executive officers based upon: (a) the extent to which actual earnings of DTCA during fiscal 1997 compare to the earnings targets approved by the Compensation Committee for such fiscal year and (b) progress made toward managed care market penetration by DTCA as measured by the number of new managed care contracts signed during fiscal 1997. These two elements of the Annual Incentive Compensation plan were established in advance of the beginning of the fiscal year and were weighted for fiscal 1997 so that 50% of any award was based on achievement of earnings targets and 50% was based on managed care market penetration. For fiscal 1997, provided that a minimum level of pretax profitability was achieved, the potential amount of any award under the portion of the plan relating to the earnings performance of DTCA ranged from 10% of an executive's annual base salary to a maximum of 30% of annual base salary depending on the level of earnings performance that was achieved. If actual earnings for DTCA were less than the minimum level of earnings designated in the plan, no bonus would be paid under this portion of the Annual Incentive Compensation plan. For fiscal 1997, the minimum levels of DTCA earnings were not achieved and no bonuses were paid to executive officers under this portion of the Annual Incentive Compensation plan.

     For fiscal 1997, provided that a minimum number of new DTCA managed care contracts were signed, the potential amount of any award under the portion of the Annual Incentive Compensation plan relating to managed care market penetration ranged from 10% to 30% of an executive officer's annual base salary depending on the number of new contracts actually signed. Because the minimum number of new DTCA managed care contracts was not signed during fiscal 1997, no bonuses were paid to executive officers under this portion of the Annual Incentive Compensation plan.

     Intermediate and Long-Term Incentive Compensation. Stock options, contributions under the Company's 401(k) Plan and contributions under the Company's Capital Accumulation Plan are the principal vehicles for payment of intermediate and long-term compensation. The 401(k) Plan, which is based on a calendar year, provides for a matching contribution by the Company of 52% of the participant's voluntary salary contributions with the Company's contribution limited to the lesser of 3.12% of the executive officer's salary and an annual maximum Company contribution of $4,940, based on a maximum voluntary salary contribution established by the U.S. Department of Labor. Approximately 29% of this matching contribution was in the form of Company Common Stock. All matching Company contributions to the 401(k) Plan vest immediately to each executive officer and are payable pursuant to the provisions of the plan.

     Under the Company's Capital Accumulation Plan, which is based on a calendar year, the Company makes contributions to the Capital Accumulation Plan on behalf of the executive officers that are based (a) on the executive officer's voluntary salary deferrals into the Capital Accumulation Plan and (b) on comparison against specific criteria for the Company's performance established prior to the start of the Capital Accumulation Plan year by the Compensation Committee. The portion of the Company's contribution that is based on the executive officer's voluntary salary deferrals provides that to the extent the executive officer cannot defer at least 6% of his base salary under the 401(k) Plan because of U.S. Department of Labor maximum contribution limits, then the executive officer can defer the difference between his actual deferral and 6% of his annual base salary into the Capital Accumulation Plan and the Company will provide a matching contribution of 52% of the amount deferred. The executive officer is also eligible to contribute up to an additional 4% of base salary into the Capital Accumulation Plan but no matching contribution will be made by the Company for this portion of the salary deferral.

     Pursuant to the portion of the Capital Accumulation Plan contribution that is based on performance criteria established by the Compensation Committee, executive officers are eligible to receive a Company contribution, provided that a minimum level of Company performance is attained, of between 3.5% and 18.5% of annual base salary. Awards are made as of December 31 of each year but are based on Company performance criteria for the fiscal year ended August 31 during that year. Therefore, the actual performance award under the Capital Accumulation Plan credited to executive officers during fiscal 1997 was the award of 8.5% of base salary for the calendar year 1996 based on profitability performance for the Company during the fiscal year ended August 31, 1996. In addition, executive officers still employed by the Company as of December 31, 1997 will receive an award of 10% of base salary earned during calendar 1997 based on the

Compensation Committee's subjective review of performance for the Company for the fiscal year ended August 31, 1997.

     The Company's contributions to the Capital Accumulation Plan vest equally over four years and vested amounts are paid out upon the earliest of (1) one year following an executive's termination of employment, (2) retirement or (3) upon a date selected at the beginning of each Capital Accumulation Plan year by the executive, but in no event will this selected date be earlier than four years from the beginning of the Capital Accumulation Plan year. Capital Accumulation Plan account balances earn interest at a rate equal to the prevailing prime rate of interest as of November 1 of each year for the succeeding calendar year.

     The Compensation Committee considers that an integral part of the Company's executive compensation program is equity-based compensation plans which align executives' long-range interests with those of the stockholders. This long-term incentive program is principally reflected in the 1991 Employee Stock Incentive Plan (the "1991 Plan") and the 1996 Plan.

     The Company has no set policy as to when stock options should be awarded, although historically the Company has awarded stock options to its executive officers annually. The Committee believes that the Company should continue to make it a part of its regular executive compensation policies to consider granting awards of non-qualified stock options to executive officers to provide long-term incentives as part of the compensation package that is reviewed annually for each executive officer. This grant should be made within guidelines established at the time of the annual review. The Company's stock option agreements generally have provided that the exercise price of each stock option was the average of the closing bid price of the Company's Common Stock on the first five trading days of the month in which the options were granted; each grant was subject to vesting conditions established at the date of grant; and stock options vested on an equal basis over a period of four years. The Committee's policy is that the material terms of stock options for executive officers should not be amended after grant.

     The Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of the Company's stockholders and, in particular, to provide only limited value (if any) in the event that the Company's stock price fails to increase over time. The Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers. These stock options are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve stockholder value by increasing this component of their compensation package, and reflect the Committee's objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards. During fiscal 1997, the Committee awarded options to purchase Common Stock at an exercise price of $10.70 per share to the following executive officers and in the following amounts: Mr. Herr, 15,000; Mr. Deal, 12,500; Mr. Stone, 12,500; and Mr. Sidlowe 4,500.

  Compensation of Chief Executive Officer

     The Committee believes that the compensation of the Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

     In reviewing and approving Mr. Cigarran's fiscal 1997 compensation package, the Compensation Committee subjectively took into account the Company's performance in fiscal 1996 as well as the Company's progress in developing its diabetes disease management business and its practice-based ambulatory surgery center business. Mr. Cigarran's compensation package for fiscal 1997 was directly tied to the same specific quantitative performance criteria as the other executive officers. In light of these factors, the Compensation Committee determined that Mr. Cigarran would receive an increase in his annual base compensation of 3.1%. Mr. Cigarran received no Annual Incentive Compensation plan award for fiscal 1997 based on the same criteria as described above for other executive officers. Mr. Cigarran received a Company performance contribution pursuant to the Capital Accumulation Plan for calender 1996 equal to 8.5% of his base salary during that period of time (in addition to the fixed matching contribution required thereunder) and will receive a Company performance award pursuant to the Capital Accumulation Plan equal to 10% of his base salary earned during calender 1997 (this award will not be contributed to his account until December 31, 1997); a matching contribution of $4,940 to the Company's 401(k) Plan on his behalf for the period September 1, 1996 through August 31, 1997; and long-term stock-based incentives in the form of an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $10.70 per share.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and four other most highly compensated executive officers. Under IRS regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for fiscal 1997 will result in the loss of a tax deduction pursuant to Section 162(m). The Committee expects to continue to monitor the application of Section 162(m) to executive compensation.

                                          Respectfully submitted,

                                          Frank A. Ehmann
                                          Martin J. Koldyke
                                          C. Warren Neel

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return of $100 invested on August 31, 1992 in (a) the Company, (b) the Center for Research in Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies) ("NASDAQ Stock Index") and (c) the CRSP Index for NASDAQ Health Services Stocks ("NASDAQ Health Services Index"), assuming the reinvestment of all dividends.

                           AMERICAN HEALTHCORP, INC.
                      COMPARATIVE CUMULATIVE TOTAL RETURNS

                              [PERFORMANCE GRAPH]

                          8/31/92   8/31/93   8/31/94   8/31/95   8/31/96   8/31/97
AMHC                        100.0      96.2      51.0      45.2      84.6      85.6
NASDAQ Stocks               100.0     131.9     137.3     184.9     208.6     290.9
NASDAQ Health Services      100.0     109.2     140.1     150.4     291.0     191.2


Notes:
A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalisation on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.00 on 08/31/92.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to an agreement dated November 30, 1992 which expired December 31, 1996 and thereafter pursuant to a letter agreement dated January 1, 1997, between the Company and AmSurg, Thomas G. Cigarran and Henry D. Herr provided general supervision and business management services to AmSurg, a 58% owned subsidiary as of August 31, 1997 and, in addition, the Company provided certain accounting, financial and administrative services for the operations of AmSurg and each of the ambulatory surgery centers, physician practices and networks managed by AmSurg. Mr. Cigarran served as Chairman and Chief Executive Officer of AmSurg and Mr. Herr served as Secretary for AmSurg during fiscal 1997 and through the date of the Distribution (as defined below). For fiscal 1997, the Company was paid $350,918 by AmSurg for services under these agreements. Mr. Cigarran and Mr. Herr, individually, received no direct compensation for serving in their capacities with AmSurg.

     In early December 1997, the Company distributed all of the shares of common stock of AmSurg owned by the Company to its stockholders (the "Distribution"). The letter agreement dated January 1, 1997 expired on the Distribution date when AmSurg became a separately traded public company. On the Distribution date Messrs. Cigarran and Herr entered into Advisory Agreements (the "Advisory Agreements") with AmSurg pursuant to which they will provide certain continuing services to AmSurg for two years following the Distribution. Under the terms of the Advisory Agreements, Messrs. Cigarran and Herr will provide advisory services to the senior management of AmSurg in the areas of strategy, operations, management and organizational development. As compensation for these services, AmSurg will pay compensation totalling $200,000 to Mr. Cigarran and totaling $150,000 to Mr. Herr during the two-year period of the Advisory Agreements. This compensation will be payable in shares of AmSurg common stock, one-third of which will vest immediately, one third of which will vest upon the first anniversary of the Distribution and the remaining one-third of which will vest on the second anniversary of the Distribution. Messrs. Cigarran and Herr will also serve on the Board of Directors of AmSurg (Mr. Cigarran will serve as Chairman of the Board) and will be eligible to receive compensation as outside directors which will currently consist of an annual cash fee of $10,000 adjusted annually to reflect changes in the Consumer Price Index and an annual award of restricted AmSurg common stock equal in value to $10,000 with subsequent annual awards adjusted for changes in the Consumer Price Index.

     On the date of the Distribution, the Company and AmSurg entered into a Management and Human Resources Agreement (the "Management Agreement"), pursuant to which the Company will provide certain financial and accounting services to AmSurg and to its subsidiaries on a transitional basis, with the intent that AmSurg will become self-sufficient in the provision of these services within one year or earlier if so elected by AmSurg. Under the Management Agreement, the Company shall provide AmSurg with services, including processing payroll and associated payroll tax returns and accounts payable for the AmSurg corporate office, maintaining general accounting records for the AmSurg corporate operations and operations of AmSurg's subsidiaries, preparing consolidated AmSurg financial statements, preparing AmSurg corporate tax returns and tax returns for AmSurg subsidiaries, preparing estimated tax reports, and preparing financial statements in connection with periodic reports required to be filed by AmSurg with the Commission. As compensation for these services, AmSurg will pay the Company a fixed fee of $4,166.67 per month and a variable fee of $625 per month for each ambulatory surgery center in operation and certain multiples thereof for the corporate office and other operations, subject to increase if AmSurg requests certain additional services. The Company believes that these fees approximate its cost of providing these services. The Company anticipates that several of its administrative employees who provide these services will become employees of AmSurg during the twelve month term of the Management Agreement and that fees will be adjusted downward to reflect the assumption of responsibilities by AmSurg during this period.

     Pursuant to a sublease dated June 9, 1996 between the Company and AmSurg, AmSurg leases 15,417 square feet of space from the Company in Nashville, Tennessee where AmSurg's corporate headquarters are located. The Company passes through the cost of such leased space to AmSurg and, for fiscal 1997, AmSurg paid the Company $301,384 in rental payments.

PROPOSAL NO. 2:  AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors has approved and recommends that its stockholders approve an amendment of the 1996 Plan to increase the number of shares of Common Stock available for grant under the 1996 Plan by 350,000 shares, for a total of 730,000 shares subject to option thereunder. Of the original 380,000 shares authorized under the 1996 Plan, 50,000 of such shares are reserved for issuance in connection with restricted stock awards to Outside Directors as part of their annual compensation for serving as directors of the Company; no additional shares are being reserved for such restricted stock awards as part of the proposed amendment. The status of the options outstanding and available for grant under the Company's various stock option plans as of November 15, 1997 is as follows:

                                                                                    SHARES
                                                            SHARES SUBJECT TO    AVAILABLE FOR
PLAN                                                       OUTSTANDING OPTIONS   OPTION GRANTS
----                                                       -------------------   -------------
1988 Plan................................................        161,715                --
1991 Plan................................................        829,806                --
1996 Plan................................................        320,840             9,010

     Stock options have been granted pursuant to the Non-Statutory Stock Option Plan of 1988, 1991 Plan and 1996 Plan to the Company's management employees to provide them with additional incentive to contribute to the best interests of the Company by aligning their interests with the interests of the Company's stockholders. During the period from September 1, 1995 through November 1997, approximately 66% of the options granted were granted to management employees other than executive officers. Approximately 105 management employees currently own stock options.

     The Board of Directors and management of the Company believe that it is important to make stock options grants on an annual basis to its management employees and also to grant options to newly hired employees. The Company believes that its competitive advantage is primarily the result of the knowledge, experience and commitment of its management employees. The rapidly changing healthcare environment creates numerous opportunities for individuals with the skills needed by the Company to realize its potential in DTCA's hospital business and in DTCA's rapidly developing disease management business with managed care payors. The Company's ability to grant options to purchase Common Stock is an essential element to assure that existing management employees remain committed to the Company as well as to assure that the Company can recruit additional management employees needed to fully develop these businesses. Other health care businesses, including health care businesses that may compete with the Company, are offering stock option grants as part of their compensation program and therefore it is essential that the Company continue to be able to offer stock options to assure that it has the management employees that it needs to realize its growth potential.

     Accordingly, on November 20, 1997, the Company's Board of Directors adopted a resolution amending the 1996 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance thereunder by 350,000. If the amendment as proposed is approved, there will be 680,000 shares (not including the 50,000 shares reserved for issuance in connection with restricted stock awards to Outside Directors) available for issuance under the 1996 Plan, of which options for 320,840 shares are currently outstanding. A copy of the proposed amendment to the 1996 Plan is attached as Exhibit A.

     A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. The Board recommends that stockholders vote FOR this proposal. Unless contrary instructions are received, shares of Common Stock of the Company represented by duly executed proxies will be voted in favor of the amendment to the 1996 Plan.

SUMMARY OF MATERIAL PROVISIONS OF THE 1996 PLAN

     The following is a summary of the material provisions of the 1996 Plan, as amended by Proposal No. 2:

     Shares. The 1996 Plan authorizes the issuance of up to 730,000 shares of the Company's Common Stock. 50,000 of such shares shall be reserved for issuance in connection with restricted stock awards to Outside Directors as part of their annual compensation for serving as directors of the Company. Shares awarded under the 1996 Plan may consist, in whole or in part, of any combination of authorized and unissued shares of Common Stock or treasury shares. If shares subject to an option under the 1996 Plan cease to be subject to such option, or if shares awarded under the 1996 Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1996 Plan.

     Participation. Awards may be made to key employees, including officers, and consultants of the Company, its subsidiaries and affiliates, but (except for automatic annual grants of restricted stock to Outside Directors as described below) may not be granted to any director who is a member of the Committee administering the 1996 Plan or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. No employee is eligible for awards relative to shares of Common Stock which exceed 100,000 shares in any three year period. The number of officers and other key employees currently eligible for awards pursuant to the 1996 Plan is approximately 105.

     As part of their compensation for serving as directors of the Company, Outside Directors will receive an annual grant of restricted stock equal in value to $10,000. The dollar amount of the annual grants shall be adjusted by the percentage change from the previous year in the Consumer Price Index, subject to a maximum 6% annual increase. For purposes of determining the amount of restricted stock to be granted to each Outside Director, the value of the Company's Common Stock shall be equal to the average of the closing bid price of such stock for the first five trading days of the month in which the Annual Meeting of Stockholders is held. The grant of restricted stock shall be awarded to each Outside Director annually on the date of the Company's Annual Meeting of Stockholders. There are currently four Outside Directors eligible to participate in the 1996 Plan.

     Administration. The Stock Incentive Plan will be administered by a Committee of no less than two disinterested individuals appointed by the Board of Directors, which Committee is currently the Compensation Committee. The Compensation Committee shall have no authority to determine the terms or conditions of any awards to Outside Directors.

     Awards Under the Plan. The Compensation Committee will have the authority to grant the following types of awards to officers and key employees under the Stock Incentive Plan: (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock, and (4) Other Stock-Based Awards.

          1. Stock Options. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares of Common Stock as the Compensation Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan, but subject to the per person limitation on awards.

          A stock option will be exercisable at such times and subject to such terms and conditions as the Compensation Committee will determine and over a term to be determined by the Compensation Committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% stockholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option will be not less than 50% of the fair market value as of the date of grant.

          2. Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

          Upon the exercise of an SAR, the Company will pay to the employee in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount of money equal to the excess between the fair market value of the stock on the exercise date and the option exercise price, multiplied by the number of SARs being exercised.

          In addition to the foregoing SARs, the Compensation Committee may grant limited SARs which will be exercisable only in the event of a change in control or potential change in control of the Company, as defined in the 1996 Plan. In awarding SARs or limited SARs, the Compensation Committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of the change in control price, as defined in the 1996 Plan.

          3. Restricted Stock. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the 1996 Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Compensation Committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

          Other than awards of restricted stock made to Outside Directors, in making an award of restricted stock, the Compensation Committee will determine the periods during which the stock is subject to forfeiture, and may grant such stock at a purchase price equal to or less than the par value of the Common Stock.

          During the restriction period, the recipient may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

          4. Other Stock-Based Awards. The Compensation Committee also may grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the Compensation Committee may in its discretion provide.

     Automatic Annual Grants to Outside Directors. As part of the compensation to Outside Directors for serving as directors of the Company, the 1996 Plan provides for an automatic annual grant of restricted stock equal in value to $10,000, to be awarded to each Outside Director on the date of the Company's Annual Meeting of Stockholders. The value of the restricted stock grant to Outside Directors will be adjusted annually on the date of grant by the percentage change from the previous year in the Consumer Price Index, subject to a maximum 6% annual increase. For purposes of determining the amount of the restricted stock to be granted to each Outside Director, the value of the Company's Common Stock shall be equal to the average of the closing bid price of such stock on the first five trading days of the month in which the Annual Meeting of Stockholders is held. The restricted stock granted to an Outside Director will vest in three equal annual installments, beginning on the date of grant and continuing on the first and second Annual Meeting of Stockholders following the Annual Meeting of Stockholders at which the restricted stock grant is made, if the

Outside Director is still a director of the Company on such dates. The shares of stock subject to the restricted stock award which have vested are not transferable until the earlier of (i) five years from the date of grant and (ii) the date on which the director ceases to serve as a director of the Company for any reason. Outside Directors are not otherwise eligible to receive awards under the 1996 Plan.

     Change in Control Provisions. If there is a change in control or a potential change in control, any SARs and stock options which are not then exercisable, in the discretion of the Board of Directors, will become fully exercisable and vested. Similarly, the restrictions applicable to restricted stock and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock-based awards, will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price described below. All restrictions imposed on restricted stock granted to Outside Directors will expire upon a change in control.

     The change in control price will be the highest price per share paid in any transaction reported on The Nasdaq Stock Market, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the Compensation Committee. A change in control occurs if (1) any person becomes a beneficial owner, directly or indirectly, of 35% or more of the total voting stock of the Company (subject to certain exceptions), (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction, less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction, or (3) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof. A potential change in control means (1) approval by the stockholders of an agreement which, if completed, would constitute a change in control, or (2) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the Board of Directors of a resolution that a potential change in control, as defined in the Stock Incentive Plan, has occurred.

     Amendment. The 1996 Plan may be amended by the Board of Directors, except that the Board of Directors may not, without the approval of the Company's stockholders, increase the total number of shares reserved for the purposes of the 1996 Plan, materially increase the benefits accruing to participants under the 1996 Plan, or materially modify the requirements as to eligibility for participation in the 1996 Plan. In addition, the provisions of the 1996 Plan relating to grants to Outside Directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Compensation Committee, in its sole discretion, in the number of shares reserved under the 1996 Plan and in the number of shares covered by options and other awards then outstanding under the 1996 Plan and, where applicable, the exercise price for awards under the 1996 Plan.

     Federal Income Tax Aspects with Respect to Stock Options and Restricted Stock Awards. The following is a brief summary of the federal income tax aspects of stock options and restricted stock awards made under the Stock Incentive Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

          1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

          If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and
     (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

          Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

          2. Non-qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

          3. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a capital loss in an amount equal to the purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election.

     On December 9, 1997, the closing purchase price of the Company's Common Stock reported in the Nasdaq Stock Market was $6.63 per share.

ADJUSTMENT OF STOCK OPTIONS AS A RESULT OF THE DISTRIBUTION

     As a result of the Distribution, all outstanding stock options will be adjusted pursuant to the terms of the applicable stock option plans to maintain the value of these options following the Distribution at pre-

Distribution levels. Holders of Company stock options on the Distribution record date will not be entitled to receive shares of AmSurg common stock in respect of such options. The adjustment will take the form of a reduction in the exercise price per share of outstanding stock options and in certain cases the number of shares underlying such options will be increased. The amount by which the options will be adjusted will depend on a comparison of the market price per share of the Company's Common Stock for a period of time immediately before and for a period of time after the Distribution. In addition, in order to avoid a continuing charge to earnings that would result from this adjustment over the time period that these options were originally scheduled to vest, the Compensation Committee has accelerated vesting for all outstanding stock options as of the date of Distribution. The adjustment and acceleration of options as explained above will result in a noncash, nonrecurring charge at the time of the Distribution. Because the amount of this charge will depend upon the market price of the Company's Common Stock immediately prior to the Distribution, it is not possible at this time to predict the amount of this charge. However, if the distribution were to have occurred on November 14, 1997, on which date the closing price of the Company's Common Stock was $11.75 the amount of the pretax charge for this adjustment would have been approximately $4.5 million. Also, because the potential adjustment in the number of shares subject to options required to maintain post-Distribution stock option values at pre-Distribution levels will depend upon the market price of the Company's Common Stock prior to and after the Distribution, it is not possible to estimate at this time the potential adjustment in the number of shares subject to outstanding options.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended August 31, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP, which was the Company's independent accountant for fiscal 1997, has been selected as the independent public accountant of the Company for the 1998 fiscal year. The Company has been informed that representatives of Deloitte & Touche, LLP plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the stockholders.

                     DEADLINE FOR SUBMISSION OF STOCKHOLDER
                        PROPOSALS TO BE PRESENTED AT THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal intended to be presented for action at the 1999 Annual Meeting of Stockholders by any stockholder of the Company must be received by the Secretary of the Company not later than August 19, 1998, in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 1999 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require the Company to include any stockholder proposal which does not meet all the requirements for such inclusion established by the Commission at the time in effect.

                            METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present only for the purposes of determining a quorum. Abstentions and "non-votes" will not be counted either for or against the election of directors. Abstentions will be treated as votes against and "non-votes" will have no effect on the outcome of proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1997 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO HENRY D. HERR, SECRETARY, AMERICAN HEALTHCORP, INC., ONE BURTON HILLS BOULEVARD, NASHVILLE, TENNESSEE 37215. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ALSO WILL BE AVAILABLE UPON WRITTEN REQUEST ON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST.

Date: December 17, 1997.

                                                                       EXHIBIT A

                               AMENDMENT NO. 1 TO
                           AMERICAN HEALTHCORP, INC.
                           1996 STOCK INCENTIVE PLAN

     Pursuant to subparagraph 11 of the American Healthcorp, Inc. 1996 Stock Incentive Plan ("1996 Plan"), the Board of Directors of American Healthcorp, Inc. hereby amends the 1996 Plan so that the first paragraph of Section 3 shall read as follows:

        "The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 730,000 shares, which includes 50,000 shares reserved for issuance pursuant to
        Section 9 hereof. Any number of shares of Stock may be awarded so long as the total shares of Stock awarded does not exceed 730,000 shares. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares."

Dated: November 20, 1997

                                                                      APPENDIX A


                                   P R O X Y

                           AMERICAN HEALTHCORP, INC.

    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 21, 1998.

    The undersigned hereby appoints Thomas G. Cigarran and Henry D. Herr, and either of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders of American Healthcorp, Inc. to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on January 21, 1998, at 9:00 a.m., local time, and any adjournments thereof.

PROPOSAL 1: ELECTION OF DIRECTORS:

    [ ] FOR all of the following nominees (except as indicated to the contrary below):

        Mr. Ehmann, Mr. O'Neil

        WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names)

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    [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees

PROPOSAL 2: AMENDMENT TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN

    [ ] FOR

    [ ] AGAINST

    [ ] ABSTAIN

            IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENT THEREOF.
           IMPORTANT: PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.

            Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors and FOR the amendment to the Company's 1996 Stock Incentive Plan.

                           Date: ____________________ .
                                                           PLEASE SIGN HERE
                                                         AND RETURN PROMPTLY

                                                      --------------------------

                                                      --------------------------

        Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys should show their full titles. If a corporation is stockholder, the corporate officer should sign in full corporate name and title, such as President or other officer. If a partnership is stockholder, please sign in partnership name by authorized person.

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       IF you have changed your address, please PRINT your new address on this line.